Exhibit 4.6

Execution Version

THIRD AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

REVOLVING CREDIT AGREEMENT

DATED AS OF NOVEMBER 13, 2019

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

THIRD AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Third Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Third Amendment”) dated as of November 13, 2019, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.   The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, and that certain Second Amendment dated as of June 28, 2019 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.   The Borrower has requested and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Third Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Unless otherwise defined in this Third Amendment, each capitalized term used in this Third Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Third Amendment refer to sections of the Credit Agreement.

Section 2. Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this Third Amendment, the following Amendments to the Credit Agreement shall be effective:

2.1   Section 1.02. Section 1.02 is hereby amended by amending or adding the following defined terms in their entirety:

“ABS” means Diversified ABS LLC, a Pennsylvania limited liability company, a wholly-owned subsidiary of ABS Holdings and an Unrestricted Subsidiary of the Borrower.

“ABS Holdings” means Diversified ABS Holdings LLC, a Pennsylvania limited liability company, and an Unrestricted Subsidiary of the Borrower.

“Agreement” means this Amended, Restated and Consolidated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, and that certain Third Amendment dated as of November 13, 2019 and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Diversified” means Diversified Production LLC (f/k/a Alliance Petroleum Co LLC, a Georgia limited liability company), a Pennsylvania limited liability company.

2.2   Amendment to Section 9.05(k). Section 9.05(k) is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(k)         Investments in:

(i) ABS Holdings and ABS; provided that the Borrower’s Investment in such entities at any one time does not exceed those assets allocated to ABS pursuant to that certain Statement of Division filed by Diversified with the Pennsylvania Department of State (without giving effect to any appreciation in the value of such Investment after the date such Investment is made); and

(ii) other Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000 (without giving effect to any appreciation in the value of such Investment after date such Investment is made).”

2.3   Amendment to Section 9.14. Section 9.14 is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Section 9.14 Transactions with Affiliates Except for payment of Restricted Payments permitted by Section 9.04, the Borrower will not, and will not permit any other Group Member to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between the Borrower and other Loan Parties) unless such transactions are otherwise not prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate and with respect to any such agreements with ABS and its Affiliates, a Responsible Officer of the Borrower provides a certificate to the Administrative Agent upon entering into and on each amendment or modification of such agreement certifying to the foregoing.”

Section 3. Borrowing Base. From and after the Third Amendment Effective Date (as defined below) until the next Scheduled Redetermination, the Borrowing Base shall be (a) if the Transferred Assets (as defined below) are equal to or greater than 19.0% but less than 30.0% of the operated and non-operated wellbores in which Diversified owns an interest, $650.0 million and (b) if the Transferred Assets are equal to or greater than 30.0% but less than 49.1% of the operated and non-operated wellbores in which Diversified owns an interest, $525.0 million. The Borrowing Base may be subject to further adjustments from time to time in accordance with the Credit Agreement.

Section 4. Waivers.

4.1   Consideration for Transfer of Oil and Gas Properties. The cash consideration to be received by the Borrower from ABS in connection with the transfers in one or more separate transactions by Diversified to ABS of an undivided percentage of the working interest (in the aggregate, no less than 19.0% nor more than 49.1%) in each of the operated and non-operated wellbores in which Diversified owns an interest (the “Transferred Assets”) related to an asset backed securitization transaction or transactions (each an “ABS Transaction” and collectively, the “ABS Transactions”) will be less than 80% of the total consideration for the Transferred Assets and less than the Fair Market Value of the Transferred Assets. Section 9.11(d)(i) requires that at least 80% of the consideration for such transfer be cash and Section 9.11(d)(iii) requires that the consideration be at Fair Market Value. The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirements of Sections 9.11(d)(i) and (iii) that the consideration for the transfer of the Transferred Assets to ABS pursuant to the ABS Transactions be at least 80% cash and at Fair Market Value.

4.2   Swaps. The Borrower may, at its option, novate certain Swap Agreements associated with the ABS Transactions. If it does so, it may receive less than 80% cash for such novation as required by Section 9.11(d)(i) and it may not receive Fair Market Value for such novation as required by Section 9.11(d)(iii). The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirements that the consideration for the novation of such Swap Agreements in connection with the transfer of the Transferred Assets be at least 80% cash and at Fair Market Value.

Section 5. Effectiveness. This Third Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “Third Amendment Effective Date”):

5.1   The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Third Amendment from the Borrower, each Guarantor, and Lenders constituting the Majority Lenders.

5.2   The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of ratifications and reaffirmations of the Mortgages from Diversified and Diversified Midstream LLC (f/k/a Diversified Southern Midstream LLC).

5.3   The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Section 8.18( d) with respect to the designation of ABS Holdings and ABS as Unrestricted Subsidiaries.

5.4   The Administrative Agent shall have received copies of the documents to be used to complete the initial ABS Transaction (“Initial ABS Documents”) at least two Business Days prior to the close of the initial ABS Transaction and such documents shall be in form and substance reasonably acceptable to the Administrative Agent.

5.5   The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower (a) certifying that the initial ABS Transaction has been completed in accordance with the Initial ABS Documents, and (b) stating that attached thereto are true and correct copies of the originals of the Initial ABS Documents used to complete the initial ABS Transaction.

5.6   The Administrative Agent shall have received the certificate required by Section 9.14 with respect to each affiliate transaction entered into with ABS.

5.7   The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that (a) all of the mergers and name changes associated with the Borrower’s consolidation of its Subsidiaries have been completed and (b) attached thereto are true and correct copies of the originals of the documents used to complete such name changes and mergers.

5.8   At the time of and immediately after giving effect to this Third Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.9   There shall be no material pending or threatened litigation against the Borrower or any Guarantor, except as disclosed in writing to the Administrative Agent prior to the Third Amendment Effective Date.

5.10  The Borrower shall have paid all amounts due and payable on or prior to the Third Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Third Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 6.   Additional Agreements.

6.1     Swaps. The Borrower agrees to be in compliance with Sections 9.17(a)(i)(A) and (B) no later than 30 days after the closing of each ABS Transaction.

6.2     Repayment of Loans. The Borrower agrees to make a prepayment of the principal of the Loans in an amount not less than the net proceeds the Borrower receives in connection with each ABS Transaction after deduction for fees and expenses associated therewith and the mandatory interest reserve required thereunder plus accrued interest; provided that (a) for the first ABS Transaction such principal amount shall not be less than $180.0 million and (b) for each subsequent ABS Transaction such principal amount shall not be less than an amount that is materially similar to the proportion that $180.0 million is to the percentage of working interests transferred to ABS in the first ABS Transaction based upon the percentage interests transferred in such ABS Transaction subject to the approval of the Administrative Agent.

6.3     Subsequent ABS Transaction.

(a)  The Borrower shall deliver to the Administrative Agent copies of the documents to be used to complete any subsequent ABS Transaction (“Subsequent ABS Documents”) at least two Business Days prior to the close of any subsequent ABS Transaction and such documents shall be in form and substance reasonably acceptable to the Administrative Agent.

(b)  Upon the date of the closing of any subsequent ABS Transaction, the Borrower shall deliver to the Administrative Agent a certificate from a Responsible Officer of the Borrower certifying that (a) such subsequent ABS Transaction has been completed in accordance with the Subsequent ABS Documents, and (b) attached thereto are true and correct copies of the originals of the Subsequent ABS Documents used to complete such subsequent ABS Transaction.

(c)  At the time of and immediately after giving effect to any subsequent ABS Transaction, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 7. Governing Law. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Miscellaneous. (a) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Third Amendment; (b) the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Third Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Third Amendment.

Section 9. Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Third Amendment Effective Date, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10. Limitation of Waivers. The waivers contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist or which may occur in the future under the Credit Agreement or any other Loan Document (collectively, “Violations”). Similarly, nothing contained in this Third Amendment shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this Third Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

Section 11. Loan Document. This Third Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 12. No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS THIRD AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Robert R. Huston, Jr.
	Name:	Robert R. Huston, Jr.
	Title:	Chief Executive Officer

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING LLC
DIVERSIFIED MIDSTREAM LLC

	By:	/s/ Robert R. Huston, Jr.
	Name:	Robert R. Huston, Jr.
	Title:	Chief Executive Officer

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

KEYBANK NATIONAL ASSOCIATION, as Joint
Lead Arranger, Joint Bookrunner and Administrative
Agent and a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

BRANCH BANKING AND TRUST COMPANY, as
Joint Lead Arranger, Joint Bookrunner, Co-Syndication
Agent, and a Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	VP

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Joint
Bookrunner, Co-Syndication Agent and a Lender

By :	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

ROYAL BANK OF CANADA, as Joint Lead Arranger,
Joint Bookrunner, Co-Syndication Agent, and a Lender

By:	/s/ Emilee Scott
Name:	Emilee Scott
Title:	Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH, as a Co-Document Agent, and
a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Authorized Signatory

By:	/s/ Trudy Nelson
Trudy Nelson
Authorized Signatory

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

DNB BANK ASA, NEW YORK BRANCH, as a Co-Documentation Agent

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Jessika Larsson
Name:	Jessika Larsson
Title:	Vice President

DNB CAPITAL LLC as a Lender

By:	/s/ Kristie Li
Name:	Kristie Li
Title:	Senior Vice President

By:	/s/ Jessika Larsson
Name:	Jessika Larsson
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

THE HUNTINGTON NATIONAL BANK, as Co-
Documentation Agent and a Lender

By:	/s/ Greg Ryan
Name:	Greg Ryan
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation - Third Amendment

ING CAPITAL LLC, as a Co-Documentation Agent
and a Lender

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

By:	/s/ ING Capital LLC
Name:	ING Capital LLC
Title:

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Co-
Document Agent and a Lender

By:	/s/ Nicholas T. Hanford
Name:	Nicholas T. Hanford
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Joseph Cariello
Name:	Joseph Cariello
Title:	Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

BBVA USA, as a Lender

By:	/s/ Julia Barnhill
Name:	Julia Barnhill
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

IBERIABANK, as a Lender

By:	/s/ Blake Norris
Name:	Blake Norris
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

CIT BANK, N.A., as a Lender

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Third Amendment

FIRST TENNESSEE BANK NA., as a Lender

By:	/s/ David McCarver
Name:	David McCarver
Title:	Senior Vice President

Signature Page

Diversified Gas & Oil Corporation – Third Amendment